FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
     STATE OF NEVADA

           SEP 10 1997
        NO. C 20098-97
            ----------
        /s/ Dean Heller
 DEAN HELLER, SECRETARY OF STATE

                            CERTIFICATE OF AMENDMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                             BLUE MOON INVESTMENTS


         We the undersigned, Devinder Randhawa, President and Secretary, of BLUE MOON INVESTMENTS, a Nevada corporation do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 23rd day of September, 1997, adopted a resolution to amend the original articles as follows:

         Article FOURTH is hereby amended to read as follows:

         "That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock with a par value of $0.0001 per share and no other class of stock shall be authorized. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed by the Board of Directors."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 500,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                      /s/   Devinder Randhawa
                                      ------------------------------------------
                                      Devinder Randhawa, President and Secretary

SWORN BEFORE ME in the city of
Kelowna in the Province of
British Columbia on this
16  day of  August, 1999

/s/ Joseph R. Gordon

A Notary Public in and for the
Province of British Columbia



      JOSEPH R. GORDON
    Barrister & Solicitor
      Gordon & Company
 # 102 - 1460 Pandosy Street
  Kelowna, British Columbia
       Canada V1Y IP3

                                      COPY

                                                      STATE OF NEVADA
                                                    Secretary of State

                                               I hereby certify that this is a
                                               true and complete copy
                                               of the document as filed in this
                                               office.

                                                        SEP 01 `99

                                                   /s/ DEAN HELLER

                                                       DEAN HELLER
                                                   Secretary of State

                                               By ?????????
                                                  -----------------